Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements File Nos. 333-61487, 333-134831, 333-195643 on Form S-8 of Norwood Financial Corp. of our reports dated March 14, 2017, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Norwood Financial Corp. for the year ended December 31, 2016.

Cranberry Township, Pennsylvania
March 14, 2017